UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2017

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Forman as President and Chief Executive Officer

On January 25, 2017, The McClatchy Company (the “Company”) announced the appointment of Craig I. Forman as the Company’s President and Chief Executive Officer, effective immediately.

Mr. Forman, age 55, is a private investor and entrepreneur who held various executive roles in both media and digital technology. Mr. Forman has been a director of the Company since July 2013, and has served as the chairman of the Compensation Committee and a member of the Nominating Committee. Mr. Forman resigned from those committees prior to his appointment as President and Chief Executive Officer, but continues to serve as a director on the Board.

Mr. Forman has served on the board of Yellow Media, Inc., a Canadian publisher of print and digital business directories, since 2012. Previously, Mr. Forman served as executive chairman of WHERE, Inc., a leading mobile-advertising technology network, until it was acquired by eBay Inc. in 2011. Mr. Forman’s most recent executive management role was with the Atlanta-based internet services provider Earthlink in 2009, where he was president of the company’s consumer access and audience business. Mr. Forman previously served as the vice president and general manager for Yahoo’s media and information divisions, overseeing Yahoo! News, Yahoo! Sports and Yahoo! Finance. Mr. Forman has led internet and new media divisions at Time Warner, was the vice president for product development and editor at the search engine Infoseek, and was the director and editor of international business information services for Dow Jones. Mr. Forman began his career as a foreign correspondent and editor for The Wall Street Journal. He worked as a deputy bureau chief in The Wall Street Journal’s London bureau and later served as bureau chief in the newspaper’s Tokyo bureau.

Mr. Forman has neither family relationships nor related person transactions with the Company in connection with his appointment as President and Chief Executive Officer. The Company issued a press release in connection with Mr. Forman’s appointment on January 25, 2017, which is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Employment Agreement with Mr. Forman

Effective as of January 25, 2017 (the “Start Date”), the Company and Mr. Forman entered into an employment agreement (the “Employment Agreement”).

The term of the Employment Agreement is two years unless terminated earlier by the Company or Mr. Forman under the Employment Agreement. Mr. Forman’s annual base salary is set at $900,000, which may be increased by the Compensation Committee of the Board (the “Committee”) during the term of the Employment Agreement. Mr. Forman will be eligible to receive an annual cash bonus for the Company’s fiscal years 2017 and 2018 (the “Annual Cash Incentive”) based on performance objectives established by the Committee each such fiscal year. Mr. Forman’s target Annual Cash Incentive amount for each such fiscal year will be 100% of his base salary or such higher amount as designated by the Committee. For fiscal year 2017, if Mr. Forman remains employed by the Company on the last day of such fiscal year, the Committee will award Mr. Forman an Annual Incentive of at least $900,000.

Pursuant to the terms of the Employment Agreement and in connection with his appointment, Mr. Forman shall receive a restricted stock unit award covering 25,125 shares of the Company’s Class A Common Stock (the “Special Award”), which will vest 50% on January 24, 2018 and 50% on January 24, 2019, subject to Mr. Forman’s continued service on such date. The Special Award will vest fully and automatically if Mr. Forman’s employment with the Company terminates on account of death or Disability (as defined in the Employment Agreement), or if Mr. Forman is involuntarily terminated by the Company without Cause (as defined in the Employment Agreement) or resigns for Good Reason (as defined in the Employment Agreement).

In addition to the Special Award, for the fiscal year 2017, Mr. Forman will be eligible to receive an annual grant covering at least 23,000 shares of the Company’s Class A Common Stock, which will be made at the time annual grants are made to other senior executives (the “2017 Annual RSU”). The 2017 Annual RSU shall vest one-third on each of March 1, 2018, March 1, 2019 and March 1, 2020, subject to Mr. Forman’s continued service on such date. The 2017 Annual RSU will vest fully and automatically in the event Mr. Forman’s employment with the Company terminates on account of death or Disability (as defined in the Employment Agreement), or if Mr. Forman is involuntarily terminated by the Company without Cause (as defined in the Employment Agreement) or resigns for Good Reason (as defined in the Employment Agreement).

Mr. Forman is entitled to participate in any health, welfare and other benefit plans, programs or arrangements offered to him by the Company, subject to certain requirements described in the Employment Agreement. During the term of the Employment Agreement, Mr. Forman shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties under the Employment Agreement, and be reimbursed by the Company for such expenses upon presentation of appropriate documentation. During the term of the Employment Agreement, Mr. Forman will also receive a monthly housing allowance equal to $5,000 per month, payable monthly, subject to required withholding taxes. The Company will reimburse Mr. Forman for certain expenses incurred in relocating to the Sacramento area, if such expenses are incurred by December 31, 2017.

If Mr. Forman is terminated by the Company for any other reason than “Cause” or “Disability” or he resigns for “Good Reason” (each as defined in the Employment Agreement), he will be entitled to (i) his Accrued Compensation (described below), (ii) a lump sum payment equal to one million dollars (the “Severance Payment”), and (iii) complete vesting of his Special Award.

In the event of (i) Mr. Forman’s involuntary termination, other than an involuntary termination by the Company without “Cause” (as defined in the Employment Agreement), (ii) Mr. Forman’s voluntarily termination other than for “Good Reason” (as defined in the Employment Agreement), or (iii) Mr. Forman’s death, he shall be entitled only to his Accrued Compensation (described below).

Under Mr. Forman’s Employment Agreement, his Accrued Compensation consists of (i) any unpaid base salary owed to Mr. Forman for services rendered to the termination date, (ii) all vested benefits under applicable written plans and programs maintained by the Company subject to the terms and conditions of such plans or programs, (iii) reimbursement of reasonable business expenses and disbursements in accordance with the Company’s applicable written policy; and (iv) any accrued but unpaid vacation payable in connection with a termination of employment under the Company’s applicable vacation policy.

As a condition to the receipt of the Severance Payment, Mr. Forman will be required to execute and deliver a waver and release agreement, substantially in the form attached to the Employment Agreement as Exhibit A.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Employment Agreement included as Exhibit 10.1 to this filing which is incorporated herein by reference.

Former President and Chief Executive Officer Patrick Talamantes

Mr. Forman succeeds Mr. Patrick J. Talamantes, the Company’s former President and Chief Executive Officer, who left the Company on January 25, 2017 to pursue other opportunities. Mr. Talamantes also resigned as a member of the Company’s Board of Directors effective on the same date. Mr. Talamantes’ end of service will be treated as a termination without cause under the terms of his employment agreement with the Company, dated May 16, 2015.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 10.1	Employment Agreement, dated January 30, 2017, by and between Craig I. Forman and The McClatchy Company

Exhibit 99.1	Press release dated January 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

January 31, 2017	The McClatchy Company

/s/ Billie McConkey
	By:	Billie McConkey
Vice President, Human Resources, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Employment Agreement, dated January 30, 2017, by and between Craig I. Forman and The McClatchy Company

Exhibit 99.1	Press release dated January 25, 2017